UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, 9/F, Block D Fuhua Tower,

8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 People’s Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (010) 5332 0602

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed, on April 23, 2019, Moxian, Inc. (the “Company”) received a written notice (the “Notice”) from Nasdaq. As described in the Notice, the Company has not regained compliance with Nasdaq minimum bid price rule, Listing Rule 5550(a)(2) (the “Rule”). Although the Company implemented a reverse stock split on April 22, 2019, the Company needs maintain a bid price of $1 or greater for a minimum of 10 consecutive business in order to regain compliance with the Rule. Additionally, the Notice stated that the Company does not meet Nasdaq’s initial listing requirements to be eligible for a second grace period. Accordingly, Nasdaq determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on May 2, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On May 1, 2019, the Company issued a press release announcing that on April 30, 2019 it requested an oral hearing to appeal the decision of Nasdaq to delist the Company's securities. Accordingly, the delisting action referenced in the Notice has been stayed, pending a final written decision by the Nasdaq Hearings Panel. The hearing has been scheduled for June 6, 2019.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated May 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: May 1, 2019	By:	/s/ Hao Qing Hu
		Name:	Hao Qing Hu
		Title:	Chief Executive Officer